Exhibit 99.1

Media Contact	Investor Contact
Lee Underwood	Bob May
Media Relations	Investor Relations
(706) 644-0528	(706) 649-3555

Synovus Announces Earnings for the Fourth Quarter 2016

Diluted Earnings per Share of $0.54, up 25.9% vs. 4Q15

Quarterly Shareholder Dividend Increase of 25% to $0.15 per Share

COLUMBUS, Ga., January 17, 2017 – Synovus Financial Corp. (NYSE: SNV) today reported financial results for the quarter and year ended December 31, 2016.

Net income available to common shareholders for the fourth quarter 2016 was $66.0 million or $0.54 per diluted share as compared to $62.7 million or $0.51 per diluted share for the third quarter 2016 and $55.8 million or $0.43 per diluted share for the fourth quarter 2015. Adjusted earnings per diluted share for the fourth quarter 2016 were $0.54, a 3.6% increase from the third quarter 2016 and a 22.2% increase from the fourth quarter 2015.

2016 Highlights

●	Net income available to common shareholders for 2016 was $236.5 million or $1.89 per diluted share as compared to $215.8 million or $1.62 per diluted share for 2015. Diluted EPS grew 16.7% for 2016 compared to 2015.

●	Total average loans[1] for the year were $23.10 billion, a $1.56 billion or 7.2% increase from 2015.

¡	Total loans[1] ended the year at $23.86 billion, a $1.43 billion or 6.4% increase from 2015.

●	Total average deposits for the year were $23.88 billion, a $1.33 billion or 5.9% increase from 2015.

●	Total revenues[2] of $1.16 billion increased $73.9 million or 6.8% from 2015.

●	Efficiency ratio of 64.74% improved 87 basis points from 2015.

¡	Adjusted efficiency ratio of 61.06% improved 87 basis points from 2015.

●	Non-performing loans of $153.4 million at December 31, 2016 declined 8.9% from December 31, 2015, and the non-performing loan ratio declined 11 basis points from December 31, 2015 to 0.64% at December 31, 2016.

●	Returned over $322 million in capital to common shareholders during the year through common share repurchases and dividends.

¡	Common Equity Tier 1 ratio was 9.96% at December 31, 2016 compared to 10.37% at December 31, 2015.

●	Completed the acquisition of Global One effective October 1, 2016.

1Include Global One acquisition effective October 1, 2016, which added $357 million in loans.

2Consist of net interest income and non-interest income excluding net investment securities gains.

“We closed out 2016 with another quarter of improved profitability demonstrated by diluted earnings per share of $0.54, up 26 percent compared to the fourth quarter of 2015,” said Kessel D. Stelling, Synovus Chairman and CEO. “We also achieved strong earnings per share growth for the full year and returned more than $300 million in capital to our shareholders. We are energized about the opportunities in 2017 and beyond as we focus on exceptional and efficient service delivery, understanding and meeting customer needs, further balance sheet diversification, disciplined expense management, and investing in our communities.”

Consolidated Fourth Quarter Financial Results

Balance Sheet

●	Total loans[1] ended the quarter at $23.86 billion, up $593.5 million or 10.1% annualized from the previous quarter and up $1.43 billion or 6.4% as compared to the fourth quarter 2015.

○	Commercial and industrial loans[1] grew by $536.0 million or 19.4% annualized from the previous quarter and $779.8 million or 7.2% as compared to the fourth quarter 2015.

○	Retail loans grew by $157.0 million or 13.0% annualized from the previous quarter and $671.7 million or 15.6% as compared to the fourth quarter 2015.

○	Commercial real estate loans declined by $99.6 million or 5.3% annualized from the previous quarter and $28.8 million or 0.4% as compared to the fourth quarter 2015.

●	Total average deposits for the quarter were $24.66 billion, up $631.0 million or 10.4% annualized from the previous quarter and $1.42 billion or 6.1% as compared to the fourth quarter 2015.

○	Average core transaction accounts[3] grew by $414.1 million or 9.5% annualized from the previous quarter and $1.21 billion or 7.3% as compared to the fourth quarter 2015.

Core Performance

●	Total revenues[2] were $301.7 million, up $7.5 million or 2.6% from the previous quarter and 8.2% from the fourth quarter 2015.

●	Net interest income was $233.5 million, up $7.5 million or 3.3% from the previous quarter and 9.8% as compared to the fourth quarter 2015.

●	Net interest margin was 3.29%, up 2 basis points from the previous quarter. Yield on earning assets was 3.73%, up 2 basis points from the previous quarter, and the effective cost of funds was 0.44%, unchanged from the previous quarter.

●	Total non-interest income was $74.0 million, up $5.9 million or 8.6% compared to the previous quarter and 11.8% as compared to the fourth quarter 2015.

●	Adjusted non-interest income was $68.1 million, unchanged from the previous quarter and up 3.0% as compared to the fourth quarter 2015.

○	Core banking fees[4] were $35.5 million, up $689 thousand or 2.0% from the previous quarter and 1.4% as compared to the fourth quarter 2015.

∎	Gains from sale of GGL/SBA loans were $2.2 million, up $878 thousand or 67.7% from the previous quarter and 57.0% as compared to the fourth quarter 2015.

3Consist of non-interest bearing, NOW/Savings, and money market deposits excluding SCMs.

4Include service charges on deposit accounts, bankcard fees, letter of credit fees, ATM fee income, line of credit non-usage fees, gains from sales of government guaranteed loans, and miscellaneous other service charges.

○	Fiduciary and asset management fees, brokerage revenue, and insurance revenues were $20.3 million, up $787 thousand or 4.0% from the previous quarter and 7.9% as compared to the fourth quarter 2015.

○	Mortgage banking income was $5.5 million, down $1.8 million or 24.9% from the previous quarter and up 33.1% as compared to the fourth quarter 2015.

●	Total non-interest expense was $193.2 million, up $7.3 million or 3.9% from the previous quarter and 5.6% as compared to the fourth quarter 2015.

○	Fourth quarter 2016 total non-interest expense includes a $4.7 million charge related to changes in the valuation of the Visa derivative and $1.1 million in merger-related expenses.

●	Adjusted non-interest expense was $187.0 million, up $3.1 million or 1.7% from the previous quarter and 3.7% as compared to the fourth quarter 2015.

○	Employment expense of $101.7 million decreased $282 thousand or 0.3% from the previous quarter and increased 6.4% as compared to the fourth quarter 2015.

○	Occupancy and equipment expense of $27.9 million decreased $253 thousand or 0.9% from the previous quarter and increased 0.2% as compared to the fourth quarter 2015.

○	Other operating expenses of $23.9 million increased $2.8 million or 13.4% from the previous quarter and 5.1% as compared to the fourth quarter 2015.

○	Efficiency ratio for the fourth quarter was 63.98% as compared to 63.13% in the previous quarter and 65.59% in the fourth quarter 2015.

○	Adjusted efficiency ratio for the fourth quarter was 60.32% as compared to 60.55% in the previous quarter and 62.13% in the fourth quarter 2015.

Credit Quality

●	Non-performing loans were $153.4 million at December 31, 2016, up $5.2 million or 3.5% from the previous quarter and down $15.0 million or 8.9% from December 31, 2015. The non-performing loan ratio was 0.64% at December 31, 2016, as compared to 0.64% at the end of the previous quarter and 0.75% at December 31, 2015.

●	Total non-performing assets were $175.7 million at December 31, 2016, down $3.4 million or 1.9% from the previous quarter and down $39.7 million or 18.4% from December 31, 2015. The non-performing asset ratio was 0.74% at December 31, 2016, as compared to 0.77% at the end of the previous quarter and 0.96% at December 31, 2015.

●	Net charge-offs were $8.3 million in the fourth quarter 2016, up $1.4 million or 20.0% from $6.9 million in the previous quarter. The annualized net charge-off ratio was 0.14% in the fourth quarter as compared to 0.12% in the previous quarter.

●	Total delinquencies (consisting of loans 30 or more days past due and still accruing) remain low at 0.27% of total loans at December 31, 2016 as compared to 0.27% the previous quarter and 0.21% at December 31, 2015.

Capital Ratios

●	Common Equity Tier 1 ratio was 9.96% at December 31, 2016 compared to 9.96% at September 30, 2016.

●	Tier 1 Capital ratio was 10.08% at December 31, 2016 compared to 10.05% at September 30, 2016.

●	Total Risk Based Capital ratio was 12.01% at December 31, 2016 compared to 12.04% at September 30, 2016.

●	Tier 1 Leverage ratio was 8.99% at December 31, 2016 compared to 8.98% at September 30, 2016.

●	Tangible Common Equity ratio was 9.09% at December 31, 2016 compared to 9.28% at September 30, 2016.

Capital Management

●	During the fourth quarter, the Company completed the $300 million common stock repurchase program announced in the fourth quarter 2015, which resulted in 9.9 million total shares repurchased and reduced total share count by 7.6%.

●	Additionally, during the fourth quarter, the Board of Directors authorized a new share repurchase program of up to $200 million of the Company’s common stock to be executed during 2017.

●	The Board of Directors also approved a 25% increase in the Company’s quarterly common stock dividend from $0.12 to $0.15 per share, effective with the quarterly dividend payable in April 2017.

Fourth Quarter Earnings Conference Call

Synovus will host an earnings highlights conference call at 8:30 a.m. EDT on January 17, 2017. The earnings call will be accompanied by a slide presentation. Shareholders and other interested parties may listen to this conference call via simultaneous Internet broadcast. For a link to the webcast, go to investor.synovus.com/event. The replay will be archived for 12 months and will be available 30-45 minutes after the call.

Synovus Financial Corp.

Synovus Financial Corp. is a financial services company based in Columbus, Georgia, with approximately $30 billion in assets. Synovus provides commercial and retail banking, investment, and mortgage services to customers through 28 locally-branded divisions, 248 branches, and 328 ATMs in Georgia, Alabama, South Carolina, Florida, and Tennessee. Synovus Bank, a wholly owned subsidiary of Synovus, was recognized as one of America’s Most Reputable Banks by American Banker and the Reputation Institute in 2016 and 2015, and was named “Best Regional Bank, Southeast” by MONEY Magazine for 2016-2017. Synovus is on the web at synovus.com, on Twitter @synovus, and on LinkedIn at http://linkedin.com/company/synovus.

Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through Synovus’ use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for Synovus’ future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, among others, our expectations regarding deposits, loan growth and the net interest margin; expectations on our growth strategy, expense initiatives, capital management and future profitability; expectations on credit trends and key credit metrics; and the assumptions underlying our expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Synovus to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Synovus’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond Synovus’ ability to control or predict.

These forward-looking statements are based upon information presently known to Synovus’ management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in Synovus’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2015 under the captions “Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors” and in Synovus’ quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

Use of Non-GAAP Financial Measures

The measures entitled adjusted diluted earnings per share; average core transaction deposit accounts; adjusted non-interest income; adjusted non-interest expense; adjusted efficiency ratio; tangible common equity ratio; and common equity Tier 1 (CET1) ratio (fully phased-in) are not measures recognized under U.S. generally accepted accounting principles (GAAP) and therefore are considered non-GAAP financial measures. The most comparable GAAP measures are diluted earnings per share; total average deposits; total non-interest income; total non-interest expense; efficiency ratio and total shareholders’ equity to total assets ratio, respectively.

Synovus believes that these non-GAAP financial measures provide meaningful additional information about Synovus to assist management, investors, and bank regulators in evaluating Synovus’ capital strength and the performance of its core business. Adjusted diluted earnings per share is a measure used by management to evaluate operating results exclusive of items that are not indicative of ongoing operations and impact period-to- period comparisons. Average core transaction deposit accounts are a measure used by management to evaluate organic growth of deposits and the quality of deposits as a funding source. Adjusted non-interest income is a measure utilized by management to measure non-interest income exclusive of net investment securities gains. Adjusted non-interest expense and the adjusted efficiency ratio are measures utilized by management to measure the success of expense management initiatives focused on reducing recurring controllable operating costs. The tangible common equity ratio and common equity Tier 1 (CET1) ratio (fully phased-in) are used by management and bank regulators to assess the strength of our capital position. These non-GAAP financial measures should not be considered as substitutes for diluted earnings per share; total average deposits; total non-interest income; total non-interest expense; efficiency ratio; and total shareholders’ equity to total assets ratio determined in accordance with GAAP and may not be comparable to other similarly titled measures at other companies.

The computations of adjusted diluted earnings per share; average core transaction deposit accounts; adjusted non-interest income; adjusted non-interest expense; adjusted efficiency ratio; tangible common equity ratio; and common equity Tier 1 (CET1) ratio (fully phased-in) and the reconciliation of these measures to diluted earnings per share; total average deposits; total non-interest income; total non-interest expense; efficiency ratio; and total shareholders’ equity to total assets ratio are set forth in the tables below.

Reconciliation of Non-GAAP Financial Measures

(dollars in thousands)	4Q16	3Q16	4Q15

Adjusted Diluted Earnings per Share
Net income available to common shareholders	$ 65,990	62,686	55,839

Add: Litigation contingency/settlement (recovery) expense*	-	(189)	710
Add: Restructuring charges	42	1,243	69

Add: Merger-related expenses	1,086	550	-

Add: Fair value adjustment to Visa derivative	4,716	360	371

Add: Loss on early extinguishment of debt	-	-	1,533

Subtract: Investment securities gains, net	(5,885)	(59)	(58)

Tax effect of adjustments	15	(697)	(961)

Adjusted net income available to common shareholders	$ 65,964	63,894	57,503
Weighted average common shares outstanding, diluted	123,187	123,604	131,197
Adjusted diluted earnings per share	$ 0.54	0.52	0.44

Average Core Transaction Deposit Accounts
Total average deposits	$24,661,265	24,030,330	23,244,256
Subtract: Average brokered deposits	(1,380,931)	(1,409,740)	(1,185,093)
Subtract: Average time deposits excluding average SCM time deposits	(3,147,620)	(3,153,366)	(3,188,706)
Subtract: Average state, county, and municipal (SCM) deposits	(2,356,567)	(2,105,126)	(2,303,278)
Average core transaction deposit accounts	$ 17,776,147	17,362,098	16,567,179

Adjusted Non-interest Income

Total non-interest income	$74,006	68,155	66,175

Subtract: Investment securities gains, net	(5,885)	(59)	(58)

Adjusted non-interest income	$68,121	68,096	66,117

Reconciliation of Non-GAAP Financial Measures, continued

(dollars in thousands)	4Q16	3Q16	4Q15	2016	2015

Adjusted Non-interest Expense

Total non-interest expense	$ 193,209	185,871	183,033	755,925	717,655

Subtract: Restructuring charges	(42)	(1,243)	(69)	(8,267)	(36)

Subtract: Fair value adjustment to Visa derivative	(4,716)	(360)	(371)	(5,795)	(1,463)

Subtract: Litigation contingency/settlement recovery (expense)*	-	189	(710)	(2,511)	(5,110)
Subtract: Loss on early extinguishment of debt	-	-	-	(4,735)	(1,533)

Subtract: Merger-related expenses	(1,086)	(550)	(1,533)	(1,636)	-

Subtract: Amortization of intangibles	(400)	-	(123)	(521)	(503)

Adjusted non-interest expense	$ 186,965	183,907	180,227	732,460	709,010

Adjusted Efficiency Ratio

Adjusted non-interest expense	$ 186,965	183,907	180,227	732,460	709,010

Subtract: Foreclosed real estate expense	(2,840)	(2,725)	(4,454)	(12,838)	(22,804)

Subtract: Other credit costs	(1,969)	(2,913)	(2,410)	(6,701)	(8,853)

Adjusted non-interest expense excluding total credit costs	$ 182,156	178,269	173,363	712,921	677,353
Net interest income	233,530	226,007	212,620	899,180	827,318

Add: Tax equivalent adjustment	322	330	311	1,286	1,304

Add: Total non-interest income	74,006	68,155	66,175	273,194	267,920

Subtract: Investment securities gains, net	(5,885)	(59)	(58)	(6,011)	(2,769)

Total revenues	$ 301,973	294,433	279,048	1,167,649	1,093,773

Adjusted efficiency ratio	60.32%	60.55	62.13	61.06	61.93

Reconciliation of Non-GAAP Financial Measures, continued

(dollars in thousands)	4Q16	3Q16	4Q15

Tangible common equity ratio

Total assets	$ 30,104,002	29,727,096	28,792,653

Subtract: Goodwill	(59,678)	(24,431)	(24,431)

Subtract: Other intangible assets, net	(13,223)	(225)	(471)

Tangible assets	$ 30,031,101	29,702,440	28,767,751

Total shareholders’ equity	$ 2,927,924	2,906,659	3,000,196
Subtract: Goodwill	(59,678)	(24,431)	(24,431)

Subtract: Other intangible assets, net	(13,223)	(225)	(471)

Subtract: Series C Preferred Stock, no par value	(125,980)	(125,980)	(125,980)

Tangible common equity	$ 2,729,043	2,756,023	2,849,314

Total shareholders’ equity to total assets ratio	9.73%	9.78	10.42

Tangible common equity ratio	9.09%	9.28	9.90

Common Equity Tier 1 (CET1) ratio (fully phased-in)
Common Equity Tier 1 (CET1)	$ 2,654,286	2,596,233	2,660,016

Adjustment related to capital components	(94,386)	(101,843)	(128,480)

CET1 (fully phased-in)	$ 2,559,900	2,494,390	2,531,536

Total risk-weighted assets (fully phased-in)	$ 26,900,331	26,323,936	25,915,650

Common Equity Tier 1 (CET1) ratio (fully phased-in)	9.52%	9.48	9.77

* Amounts for other periods presented herein are not reported separately as amounts are not material.